Exhibit 99.1

Heritage Oaks Bancorp Announces Resignation of Lonny Robinson from the Positions of Executive Vice President & Chief Financial Officer and Appointment of Jason Castle

PASO ROBLES, Calif., Aug. 19, 2015 (GLOBE NEWSWIRE) — Heritage Oaks Bancorp (the “Company”), the holding company for Heritage Oaks Bank (the “Bank”) (Nasdaq:HEOP), announced that the Company’s and the Bank’s Executive Vice President and Chief Financial Officer, Lonny Robinson, has tendered his resignation effective August 17, 2015.

Simone Lagomarsino, President and Chief Executive Officer of the Company said, “Since Lonny joined us in March 2014 he has dutifully carried out the responsibilities of Chief Financial Officer, and has done a nice job of mentoring Jason Castle, which is one of the things Lonny was brought in to do for us.  Jason is now prepared to take on the role of Chief Financial Officer and we are excited for Jason in this next phase of his career with us.  We appreciate all of Lonny’s hard work and wish him well in his next endeavor.”

Lonny Robinson added, “I have enjoyed my time with Heritage Oaks and it is professionally gratifying to have completed the objectives set out for me when I came on board, including assisting with the post-merger integration of Mission Community and the grooming of Jason Castle.  While I will miss the friends I have made and the collaborative environment, I know Heritage Oaks is in good hands with Jason, and I am excited about the new doors of opportunity that will open as I embark on the next chapter of my career.”

About Heritage Oaks Bancorp

With $1.8 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank.  Heritage Oaks Bank operates two branch offices each in Paso Robles and San Luis Obispo; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, Santa Maria, Goleta and Santa Barbara; as well as a single loan production office in Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to, and shall not be deemed to incorporate by reference any material contained therein.

Forward Looking Statements

Certain statements contained in this press release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the “Act”). Statements concerning future performance, developments or events, management’s expectations for growth, income forecasts, sales activity for collateral, and any other guidance on future periods, constitute forward-looking statements within the meaning of the Act and are subject to a number of risks and uncertainties. Actual results may differ materially from expectations expressed in any forward-looking statements as a result of such risks and uncertainties. Specific risks and uncertainties include, but are not limited to, renewed softness in the overall economy, including the California real estate market; the effect of the current low interest rate environment or changes in interest rates on our net interest margin; changes in the Company’s business strategy or development plans; our ability to  attract and retain qualified employees; a failure or breach of our operational security systems or infrastructure or those of our customers, our third party vendors or other service providers, including as a result of a cyber-attack; environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and/or the values of collateral securing loans; the possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Bank’s operations; and the possibility that any expansionary activities will be impeded while the FDIC’s and CA DBO’s joint BSA Consent Order remains outstanding, and that we will be unable to comply with the requirements set forth in the BSA Consent Order, which could result in restrictions on our operations. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements prove to be incorrect, the Company’s results could differ materially and adversely from those expressed in, implied or projected by such forward-looking statements. The Company and the Bank assume no obligation to update such forward-looking statements and expressly disclaim any intent to do the same.

CONTACT: Simone Lagomarsino, President & Chief Executive Officer

805-369-5260